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                                                                    EXHIBIT 3.59

(SEAL)

                STATE OF MISSOURI... OFFICE OF SECRETARY OF STATE
                        ROY D. BLUNT, Secretary of State

                            ARTICLES OF INCORPORATION
        (TO BE SUBMITTED IN DUPLICATE BY AN ATTORNEY OR AN INCORPORATOR.)

HONORABLE ROY D. BLUNT
SECRETARY OF STATE
STATE OF MISSOURI
P.O. BOX 778
JEFFERSON CITY, MO 65102

     The undersigned natural person(s) of the age of eighteen years or more for the purpose of forming a corporation under The General and Business Corporation Law of Missouri adopt the following Articles of Incorporation:

                                   ARTICLE ONE

     The name of the corporation is:  WaCo Land Holding, Inc.

                                   ARTICLE TWO

     The address, including street and number, if any, of the corporation's initial registered office in this state is: #4 Hickory Hills, DeSoto, Missouri 63020 and the name of its initial agent at such address is: Andrew J. Agers.

                                  ARTICLE THREE

     The aggregate number, class and par value, if any, of shares which the corporation shall have authority to issue shall be: 30,000 shares, all of which shall be $1.00 par value common stock.

     The preferences, qualifications, limitations, restrictions, and the special or relative rights, including convertible rights, if any, in respect to the shares of each class are as follows:

     None.

                                  ARTICLE FOUR

     The extent, if any, to which the preemptive right of a shareholder to acquire additional shares is limited or denied.

     None.

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                                  ARTICLE FIVE

     The name and place of residence of each incorporator is as follows:

NAME                                 STREET                           CITY

Andrew J. Agers                 #4 Hickory Hills                DeSoto, MO 63020

                                   ARTICLE SIX
            (Designate which and complete the applicable paragraph.)

/ / The number of directors to constitute the first board of directors is __________. Thereafter the number of directors shall be fixed by, or in the manner provided by the bylaws. Any changes in the number will be reported to the Secretary of State within thirty calendar days of such change.

       OR

/X/ The number of directors to constitute the board of directors is 1. (The number of directors to constitute the board of directors must be stated herein if there are to be less than three directors. The persons to constitute the first board of directors may, but need not, be named.)

                                  ARTICLE SEVEN

       The duration of the corporation is perpetual.

                                  ARTICLE EIGHT

       The corporation is formed for the following purposes:

       1. To operate a general waste disposal business, to engage as independent contractors, or as employees, such personnel as the corporation from time to time determines to be needed, to own or lease real estate, buildings, structures or portions thereof, and all necessary machinery, appliances and equipment needed in order to conduct a general waste disposal business of any type.

       2. To borrow or lend money to be secured by bonds or mortgages upon any or its assets, including real estate, to take or make such mortgages or liens in the name of such company or such trustee or trustees as the board of directors may appoint and designate for that purpose by an instrument in writing.

       3. To take, acquire, hold, develop, sell or in any way deal in or dispose of any type of real estate or real property of any type or any personal property, chattel, etc., without limits as to amount, within the State of Missouri or in any state of the United States, or in any foreign country or anywhere whatsoever and to make, issue and deliver therefor its obligation or stock or both.

       4. To make and enter into, perform, and carry out any and every form and kind of contract, agreement or obligation by and with any person or persons, corporation or corporations,

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in, with, or by this corporation, for the purposes of effecting any purpose authorized by the by the directors of this corporation.

       5. To do all and everything necessary, suitable and proper for the accomplishment of any of these purposes, or the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth or contained within the laws of the State of Missouri, either alone or in association with other corporations, firms, or individuals, and to do every other act or acts, thing or things, incident or appurtenant to, or growing out of, or connected with, the aforesaid business or powers, or any parts thereof, the same not being inconsistent with the laws and the Constitution of the State of Missouri or the United States of America.

       IN WITNESS WHEREOF, these Articles of Incorporation have been signed this 6th day of November, 1992.


                                    /s/ Andrew J. Agers
                                    --------------------------------------------
                                    ANDREW J. AGERS

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State of Missouri    )
                     )ss
County of Jefferson  )

       I, Deborah J. Johnson, a Notary Public, do hereby certify that on this 6th day of November, 1992, personally appeared before me, Andrew J. Agers who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.


NOTARIAL SEAL                                          /s/ Deborah J. Johnson
                                                   -----------------------------
                                                            Notary Public

                                                   My commission expires 10/6/95

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(SEAL)

                                STATE OF MISSOURI
                     JUDITH K. MORIARTY, SECRETARY OF STATE
                     P.O..Box 778, Jefferson City, MO. 65102

                               Corporate Division

                     AMENDMENT OF ARTICLES OF INCORPORATION
                         (To be submitted in duplicate)

Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

1. The present name of the Corporation is WaCo Land Holding, Inc. The name under which it was originally organized was WaCo Land Holding, Inc.

2. An amendment to the Corporation's Articles of Incorporation was adopted by the shareholders on January 14, 1993.

3.     Article Number Six is amended to read as follows:

       The number of directors to constitute the board of directors is 2.

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4.     Of the 600 shares outstanding, 600 of such shares were entitled to vote on such amendment.

       The number of outstanding shares of any class ENTITLED TO VOTE THEREON AS A CLASS were as follows:

                   CLASS                       NUMBER OF OUTSTANDING SHARDS
                  Common                                   600

5.     The number of shares voted for and against the amendment was as follows:

             CLASS            NO. VOTED FOR                NO. VOTED AGAINST
            Common                 600                             0

6. If the amendment changed the number or par value of authorized shares having a par value, the amount in dollars of authorized shares having a par value as changed is:

       If the amendment changed the number of authorized shares without par value, the authorized number of shares without par value as changed and the consideration proposed to be received for such increased authorized shares without par value as are to be presently issued are:

7. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected:

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       IN WITNESS WHEREOF, the undersigned, President, A.J. Agers, Jr. has executed this instrument and its Secretary, Kenneth McClain has affixed its corporate seal hereto and attested said seal on the 30th day of January, 1993.

                  PLACE
             CORPORATE SEAL
                  HERE
       (If no seal, state "None.")

                                                   WaCo Land Holding, Inc.
                                             -----------------------------------
                                                     Name of Corporation

ATTEST:

                      /s/ Kenneth McClain    By                   /s/ A.J. Agers
-----------------------------------------      ---------------------------------

State of Missouri   )
                    )ss
County of Jefferson )

       I, Deborah J. Johnson, a Notary Public, do hereby certify that on this 30th day of January, 1993, personally appeared before me, A.J. Agers, Jr., who being by me first duly sworn, declared that he is the President of WaCo Land Holding, Inc. that the he signed the foregoing documents as President of the corporation, and that the statements therein contained are true.

(NOTARIAL SEAL)                                              /s/ Deborah Johnson
                                                   -----------------------------
                                                            Notary Public

                                                   My commission expires 10/6/95

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